QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.17

EIGHTH AMENDMENT TO COMBINED CREDIT AGREEMENTS

        THIS EIGHTH AMENDMENT TO COMBINED CREDIT AGREEMENTS, dated as of March 4, 2004 (the "Amendment"), among Forest Oil Corporation, a New York corporation (the "U.S. Borrower"), Canadian Forest Oil Ltd. ("Canadian Forest") and each other subsidiary of Canadian Forest which becomes a "Borrower" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the "Canadian Borrowers"), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the "U.S. Lenders"), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the "Canadian Lenders", and together with the U.S. Lenders, the "Combined Lenders"), Bank of America, N.A., as U.S. Syndication Agent, Citibank, N.A., as U.S. Documentation Agent, J.P. Morgan Bank Canada, successor to The Chase Manhattan Bank of Canada, as resigning Canadian Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as replacement Canadian Administrative Agent, Bank of Montreal, as Canadian Syndication Agent, The Toronto-Dominion Bank, as Canadian Documentation Agent, and JPMorgan Chase Bank, successor to The Chase Manhattan Bank, as Global Administrative Agent (in such capacity, together with its successors in such capacity, the "Global Administrative Agent").

WITNESSETH:

        1.     The U.S. Borrower, Global Administrative Agent, the U.S. Syndication Agent, the U.S. Documentation Agent, and the U.S. Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "U.S. Credit Agreement"), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

        2.     The Canadian Borrowers, Global Administrative Agent, the Canadian Administrative Agent, the Canadian Syndication Agent, the Canadian Documentation Agent, and the Canadian Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "Canadian Credit Agreement", and together with the U.S. Credit Agreement, the "Combined Credit Agreements"), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

        3.     The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as follows:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        I.    Amendment to U.S. Credit Agreement—Effective Date.    As of the Effective Date the following shall become effective in the U.S. Credit Agreement:

          A.    Section 7.1(a)(ii)(A) of the U.S. Credit Agreement is amended by deleting the reference to "U.S.$675,000,000" and inserting in lieu thereof "U.S.$800,000,000".

          B.    Section 7.3(a) of the U.S. Credit Agreement is hereby amended by deleting in their entirety each reference to "(other than Producers Marketing)".

        II.    Amendments to U.S. Credit Agreement—ProMark.    As of the later to occur of (i) the Effective Date or (ii) the earlier to occur of (A) the date on which the Global Administrative Agent has received a copy of the filed certificate of amalgamation of ProMark with and into Canadian Forest or (B) the date on which the Global Administrative Agent has received satisfactory evidence of the consummation of the sale of assets by Canadian Forest and ProMark to Cinergy Canada, Inc. in the manner contemplated by, and pursuant to the terms of, that certain Purchase and Sale Agreement, dated February 6, 2004, by and among ProMark, Canadian Forest and Cinergy Canada, Inc., the following shall become effective in the U.S. Credit Agreement:

          A.    The definitions of "Hedging Policy" and "Producers Marketing" in Section 1.1 of the U.S. Credit Agreement are deleted in their entirety.

          B.    Section 5.1(h) of the U.S. Credit Agreement is hereby amended in its entirety to read as follows:

    "(h)
    [Intentionally omitted]; and".

          C.    Section 7.1(a)(iv) of the U.S. Credit Agreement is hereby amended in its entirety to read as follows:

    "(iv)
    Indebtedness of Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to Borrower or any other Restricted Subsidiary that is subordinated to the Combined Obligations (other than Hedging Obligations) in form and substance reasonably satisfactory to the Global Administrative Agent;".

          D.    Section 7.1(a)(v) of the U.S. Credit Agreement is hereby amended in its entirety to read as follows:

    "(v)
    (A) Guarantees by Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of Borrower or any other Subsidiary, in each case existing as of the date hereof and set forth in Schedule 7.1(a)(v)(A); and (B) other Guarantees by Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of Borrower or any other Subsidiary; provided that with respect to clause (B), the Guarantees by Borrower or any other Loan Party of Indebtedness of any Unrestricted Subsidiary shall not exceed at any time U.S.$5,000,000 in the aggregate and shall be subject to Section 7.4;".

          E.    Section 7.1(a)(x) of the U.S. Credit Agreement is hereby amended in its entirety to read as follows:

    "(x)
    [Intentionally omitted];".

          F.     Section 7.1(a)(xi) of the U.S. Credit Agreement is hereby amended in its entirety to read as follows:

    "(xi)
    [Intentionally omitted]; and".

          G.    Section 7.7(a) of the U.S. Credit Agreement is hereby amended in its entirety to read as follows:

    "(a)
    Except as otherwise permitted by Section 7.12, at no time shall Borrower and its Restricted Subsidiaries have (i) Hedging Agreements relating to crude oil in place with respect to more than 75% of crude oil Hydrocarbon production from the "proved developed producing oil and gas reserves" (as defined in the standards and guidelines of the U.S. Securities and Exchange Commission) or (i) Hedging Agreements relating to natural gas in place with respect to more than 75% of natural gas Hydrocarbon production from the "proved developed producing oil and gas reserves" (as defined in the standards and guidelines of the U.S. Securities and Exchange Commission), in either case which are attributable to the Hydrocarbon Interests of Borrower and its Restricted Subsidiaries as set forth in the most recently delivered Reserve Report."

          H.    Section 7.12 of the U.S. Credit Agreement is hereby amended in its entirety to read as follows:

            "SECTION 7.12    Special Covenants with Respect to 3189503.    Borrower will not permit 3189503 to undertake any actions or Investments except that 3189503 shall be permitted (i) to act as a holding company for the ownership interests in Canadian Forest, (ii) to hold intercompany notes from Canadian Forest, and (iii) take other actions and hold other investments incidental to acting as a holding company for the ownership interests in Canadian Forest."

          I.     The U.S. Credit Agreement is amended by deleting "Exhibit J—Producers Marketing Hedging Policy" in its entirety.

        III.    Amendments to Canadian Credit Agreement—ProMark.    As of the later to occur of (i) the Effective Date or (ii) the earlier to occur of (A) the date on which the Global Administrative Agent has received a copy of the filed certificate of amalgamation of ProMark with and into Canadian Forest or (B) the date on which the Global Administrative Agent has received satisfactory evidence of the consummation of the sale of assets by Canadian Forest and ProMark to Cinergy Canada, Inc. in the manner contemplated by, and pursuant to the terms of, that certain Purchase and Sale Agreement, dated February 6, 2004, by and among ProMark, Canadian Forest and Cinergy Canada, Inc., the following shall become effective in the Canadian Credit Agreement:

          A.    The definition of "Producers Marketing" in Section 1.1 of the U.S. Credit Agreement is deleted in its entirety.

          B.    The definition of "Guaranty" in Section 1.1 of the Canadian Credit Agreement is hereby amended in its entirety to read as follows:

    "
    "Guaranty" means a Guaranty, dated as of the Global Effective Date or otherwise delivered pursuant to the Loan Documents, made by Parent, Force (if Force is not merged into Parent on or before the Global Effective Date), or 3189503 or any other Restricted Subsidiary of Borrower in favor of the Global Administrative Agent, substantially in the form of Exhibit F, in the case of the Parent or Force, or Exhibit G, in the case of 3189503 or any Restricted Subsidiary, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents. The term "Guaranties" shall include each and every Guaranty executed and delivered hereunder."

        IV.    Global Borrowing Base.

          A.    Subject to adjustments pursuant to Sections 2.7(e), (g), (h) and (i) of the U.S. Credit Agreement, by execution of this Amendment, each of the Technical Lenders, the Borrowing Base Required Lenders, the U.S. Borrower and the Canadian Borrowers agree during the period from the date hereof to the date of the next redetermination of the Global Borrowing Base pursuant to the provisions of Section 2.7 of the U.S. Credit Agreement currently scheduled to become effective on or about May 1, 2004 that (i) the Global Borrowing Base shall equal U.S.$480,000,000, (ii) the Allocated U.S. Borrowing Base shall equal U.S.$460,000,000, and (iii) the Allocated Canadian Borrowing Base shall equal U.S.$20,000,000.

          B.    Each of the Technical Lenders, the Borrowing Base Required Lenders and the U.S. Borrower and the Canadian Borrowers agree and acknowledge that (i) the determination of the Global Borrowing Base set forth in Section IV(A) of this Amendment was a "discretionary determination" of the Global Borrowing Base pursuant to Section 2.7(e) of the U.S. Credit Agreement and (ii) such "discretionary determination" of the Global Borrowing Base shall not be considered as a request for a "discretionary determination" of the Global Borrowing Base by the Borrower, the Technical Lenders or the Borrowing Base Required Lenders for the purposes of the first sentence of Section 2.7(e) of the U.S. Credit Agreement.

        V.    Successor Canadian Administrative Agent.    J.P. Morgan Bank Canada, successor to The Chase Manhattan Bank of Canada, hereby resigns as Canadian Administrative Agent and in accordance with the terms of Article IX of the Canadian Credit Agreement, the Borrowers under the Canadian Credit Agreement, the Global Administrative Agent, and the Required Lenders hereby (1) appoint JPMorgan Chase Bank, Toronto Branch as Canadian Administrative Agent (as successor to J.P. Morgan Bank Canada) which appointment shall be effective as of the Effective Date and (2) waive any notice requirement set forth in Article IX of the Canadian Credit Agreement with respect to such resignation and appointment. JPMorgan Chase Bank, Toronto Branch, hereby accepts the appointment as Canadian Administrative Agent.

        VI.    Effectiveness.    This Amendment shall become effective as of the date (the "Effective Date") when the Global Administrative Agent shall have received counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrowers, the Global Administrative Agent, the resigning Canadian Administrative Agent, the appointed Canadian Administrative Agent and at least the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party); provided however that, notwithstanding the foregoing, Section IV hereof shall only become effective when the Global Administrative Agent shall have received counterparts hereof duly executed by at least the Borrowing Base Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

        VII.    Reaffirmation of Representations and Warranties.    To induce the Combined Lenders and the Global Administrative Agent to enter into this Amendment, the U.S. Borrower and the Canadian Borrowers hereby reaffirm, as of the date hereof, the following:

              (i)  The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the "Combined Loan Parties") set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

             (ii)  Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            (iii)  The execution, delivery and performance by U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each other Combined Loan Document executed or to be executed by it, are within U.S. Borrower's and each such Combined Loan Party's corporate, limited liability company and/or partnership powers, and have been duly authorized by all necessary corporate, limited liability company and/or partnership action, and if required, stockholder, member and/or partner action. This Amendment and each other Combined Loan Document executed or to be executed by it has been duly executed and delivered by U.S. Borrower and constitutes, and this Amendment and each other Combined Loan Document executed or to be executed by any Combined Loan Party, when executed and delivered by such Combined Loan Party, will constitute, a legal, valid and binding obligation of U.S. Borrower or such Combined Loan Party (as the case may be), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (iv)  The execution, delivery and performance by the U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each Loan Document executed or to be executed by such Combined Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Combined Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of U.S. Borrower or any such Combined Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon U.S. Borrower or any such Combined Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by U.S. Borrower or any such Combined Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of U.S. Borrower or any such Combined Loan Party except Liens created under the Combined Loan Documents.

             (v)  No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.

            (vi)  No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        VIII.    Defined Terms.    Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

        IX.    Reaffirmation of Combined Credit Agreements.    This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

        X.    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        XI.    Severability of Provisions.    Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        XII.    Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

        XIII.    Headings.    Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

        XIV.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        XV.    No Oral Agreements.    THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrowers, the Combined undersigned Lenders, the Global Administrative Agent, and the other "agents" under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER
FOREST OIL CORPORATION
By:	/s/ CAROLINE M. MCCLURG
Name: Caroline M. McClurg Title: Treasurer
CANADIAN BORROWER
CANADIAN FOREST OIL LTD.
By:	/s/ JAMES R. GOOD
Name: James R. Good Title: President
AGENTS AND COMBINED LENDERS
JPMORGAN CHASE BANK, successor to The Chase Manhattan Bank, as Global Administrative Agent, as a U.S. Lender and as a Technical Lender
By:	/s/ ROBERT C. MERTENSOTTO
Name: Robert C. Mertensotto Title: Managing Director
BANK OF AMERICA, N.A., as U.S. Syndication Agent, as a U.S. Lender and as a Technical Lender
By:	/s/ RICHARD L. STEIN
Name: Richard L. Stein Title: Principal
CITIBANK, N.A., as U.S. Documentation Agent, as a U.S. Lender and as a Technical Lender
By:	/s/ JORONNE JETER
Name: Joronne Jeter Title: Director
BANK OF MONTREAL, as a U.S. Lender
By:	/s/ JAMES V. DUCOTE
Name: James V. Ducote Title: Director
TORONTO DOMINION (TEXAS), INC., as a U.S. Lender
By:	/s/ RACHEL SUITER
Name: Rachel Suiter Title: Vice President
ABN AMRO BANK N.V., as a U.S. Lender
By:	/s/ FRANK R. RUSSO, JR.
Name: Frank R. Russo, Jr. Title: Vice President
By:	/s/ FRANK T.J. VAN DEUR
Name: Frank T.J. Van Deur Title: Vice President
BANK OF SCOTLAND, as a U.S. Lender
By:	/s/ JOSEPH FRATUS
Name: Joseph Fratus Title: First Vice President
BANK ONE, NA (Main Office Chicago), as a U.S. Lender
By:	/s/ J. SCOTT FOWLER
Name: J. Scott Fowler Title: Director, Capital Markets
MERITA BANK PLC, as a U.S. Lender
By:
Name: Title:
By:
Name: Title:
FORTIS CAPITAL CORP., as a U.S. Lender
By:
Name: Title:
By:
Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender
By:	/s/ MATTHEW J. PURCHASE
Name: Matthew J. Purchase Title: Vice President
BNP PARIBAS, formerly Paribas, as a U.S. Lender
By:	/s/ BETSY JOCHER
Name: Betsy Jocher Title: Vice President
By:	/s/ POLLY SCHOTT
Name: Polly Schott Title: Vice President
CREDIT AGRICOLE INDOSUEZ, as a U.S. Lender
By:
Name: Title:
By:
Name: Title:
CREDIT SUISSE FIRST BOSTON, Acting Through Its Cayman Islands Branch, as a U.S. Lender
By:	/s/ S. WILLIAM FOX
Name: S. William Fox Title: Director
By:	/s/ DENISE L. ALVAREZ
Name: Denise L. Alvarez Title: Associate
COMPASS BANK, as a U.S. Lender
By:	/s/ MURRAY E. BRASSEUX
Name: Murray E. Brasseux Title: Executive Vice President
MIZUHO CORPORATE BANK, formerly The Fuji Bank, Limited, as a U.S. Lender
MIZUHO CORPORATE BANK, formerly The Industrial Bank of Japan, Limited, New York Branch, as a U.S. Lender
By:
Name: Title:
THE BANK OF NEW YORK, as a U.S. Lender
By:	/s/ JOHN N. WATT
Name: John N. Watt Title: Vice President
HIBERNIA NATIONAL BANK, as a U.S. Lender
By:	/s/ D. MAHONEY
Name: Daria Mahoney Title: Vice President
UFJ BANK, formerly known as The Sanwa Bank, Limited, as a U.S. Lender
By:	/s/ CLYDE L. REDFORD
Name: Clyde L. Redford Title: Senior Vice President
SOCIETE GENERALE, SOUTHWEST AGENCY, as a U.S. Lender
By:
Name: Title:
ING CAPITAL LLC, as a U.S. Lender
By:	/s/ MICHAEL ZANDER
Name: Michael Zander Title: Managing Director
COMERICA BANK, successor by merger with Comerica Bank-Texas, as a U.S. Lender
By:	/s/ THOMAS RAJAN
Name: Thomas G. Rajan Title: Vice President—Texas Division
J.P. MORGAN BANK CANADA, successor to The Chase Manhattan Bank of Canada, as resigning Canadian Administrative Agent
By:	/s/ D. MCDONALD
Name: Drew McDonald Title: Vice President
JPMORGAN CHASE BANK, TORONTO BRANCH, as replacement Canadian Administrative Agent
By:	/s/ D. MCDONALD
Name: Drew McDonald Title: Vice President
JPMORGAN CHASE BANK, TORONTO BRANCH, as a Canadian Lender
By:	/s/ D. MCDONALD
Name: Drew McDonald Title: Vice President
BANK OF MONTREAL, as Canadian Syndication Agent and as a Canadian Lender
By:	/s/ JAMES V. DUCOTE
Name: James V. Ducote Title: Director
THE TORONTO-DOMINION BANK, as Canadian Documentation Agent and as a Canadian Lender
By:	/s/ P. KANJI
Name: Parin Kanji Title: Assistant Manager—Corporate Credit
BANK OF AMERICA, N.A., Canada Branch, as a Canadian Lender
By:	/s/ MEDINA SALES DE ANDRADE
Name: Medina Sales de Andrade Title: Assistant Vice President
WASHINGTON MUTUAL BANK, FA, as a U.S. Lender
By:
Name: Title:

QuickLinks

EIGHTH AMENDMENT TO COMBINED CREDIT AGREEMENTS